Exhibit 99.1
DSW Inc. Reports Third Quarter 2018 Financial Results

•	Third quarter revenue increased 17.2% to $833 million; comparable sales increased 7.3%

•	Third quarter Reported EPS of $0.48 per diluted share, including net charges of $0.22 per diluted share from adjusted items

•	Third quarter Adjusted EPS of $0.70 per diluted share, including a loss of $0.02 per share from the wind down of operations for the Town Shoes banner

•	Raised 2018 guidance for Adjusted EPS for ongoing business to $1.70 to $1.85 per diluted share, including $0.05 to $0.10 per share loss from the Camuto Group acquisition

•	Guidance excludes year-to-date losses of $0.07 per share from the wind down of operations for business exits

•	Camuto Group acquisition is expected to contribute pro forma double-digit EPS accretion by 2020

•	Board of Directors declared quarterly dividend of $0.25 per share

COLUMBUS, Ohio, December 11, 2018 - DSW Inc. (NYSE: DSW), one of North America’s largest designers, producers and retailers of footwear and accessories, announced financial results for the three months ended November 3, 2018, compared to the three months ended October 28, 2017.

Chief Executive Officer, Roger Rawlins stated, "Our investments in merchandising, marketing and talent drove continued top line momentum, with comp growth across all businesses. Additionally, the nationwide roll-out of DSW kids drove the most successful back-to-school season in our history and our recently acquired Canadian business delivered the best results in the last five years."

"Our acquisition of Camuto Group brings powerful design and sourcing capabilities in-house and new streams of revenue from one of the leading lifestyle brands in fashion footwear. Integration efforts are on track, with supply chain and working capital improvements paving the way for a return to profitability. We have transformed our company to one of North America's largest footwear operators, with vertical product development expertise combined with a vast distribution network. This will accelerate market share growth by creating value for more customers and increasing our competitive differentiation." Mr. Rawlins added.

Third Quarter Operating Results

•	Total revenue increased by 17.2% to $833 million, including $80.1 million from the consolidation of the Canadian retail business.

•	Comparable sales increased 7.3% for the same 13-week periods ended November 3, 2018 and November 4, 2017. Comparable sales exclude results from the Canada Retail segment.

•	Reported gross profit, as a percent of sales, increased by 320 bps, due to favorable merchandise margin.

•	Reported operating expenses, as a percent of sales, increased by 540 bps, driven by planned marketing and labor investments, lease exit costs and acquisition-related costs.

•
Reported net income was $39.3 million, or $0.48 per diluted share, including pre-tax charges totaling $22.9 million, or $0.22 per diluted share, from transaction costs related to acquisition activity, and lease exit costs partially offset by a favorable adjustment in goodwill impairment resulting from a change in purchase accounting.

•
Adjusted net income was $57.9 million, or $0.70 per diluted share, a 56% increase to last year. Adjusted EPS includes a loss of $0.02 per share from the wind down of operations for the Town Shoes banner.

Nine Months Operating Results

•	Total revenue increased 12.2% to $2.3 billion, including $152.6 million from the consolidation of the Canadian retail business.

•	Comparable sales increased 6.3% compared to last year's 1.0% decrease.

•	Reported gross profit, as a percent of sales, increased by 220 bps, driven by favorable merchandise margin and business mix.

•	Reported operating expenses, as a percent of sales, increased by 290 bps, due to planned marketing and labor investments, lease exit costs, acquisition-related costs and restructuring expenses.

•
Reported net income was $25.3 million, or $0.31 per diluted share, including pre-tax charges totaling $121.3 million, or $1.41 per diluted share, related to acquisition activity, impairment charges, lease exit costs, restructuring expenses and foreign exchange loss.

•
Adjusted net income was $140.3 million, or $1.72 per diluted share, a 51% increase to last year. Year-to-date Adjusted EPS includes a loss of $0.07 per share from the wind down of operations for the Town Shoes banner and Ebuys.

Third Quarter Balance Sheet Highlights

•	Cash and investments totaled $294 million compared to $330 million last year.

•
The Company ended the quarter with inventories of $624 million compared to $547 million last year. Excluding inventories from the Canadian acquisition, inventories per square foot increased by 10.4% and increased by 7.9% on a two-year basis, in line with the Company's two-year comparable sales growth of 6.9%.

Regular Dividend
DSW Inc.'s Board of Directors declared a quarterly cash dividend of $0.25 per share. The dividend will be paid on January 4, 2019 to shareholders of record at the close of business on December 21, 2018.

Fiscal 2018 Annual Outlook
The Company raised its full year outlook for Adjusted EPS in the range of $1.70 to $1.85 per diluted share, compared to its previous range of $1.60 to $1.75 per diluted share. Guidance does not include charges related to exit costs, restructuring or acquisition-related expenses or the impact of exited businesses. The Company noted the impact of the Camuto Group acquisition reflects the seasonality of the business and the timing of the integration process, which is expected to yield benefits starting in 2019.

Comparison of Current to Previous Outlook

	Current outlook	Previous outlook
Revenue outlook	Increase 12% to 14%	Increase 6% to 9%
Revenue from Canadian acquisition	Approx. $215 million	Approx. $215 million
Revenue from Camuto Group acquisition	Approx. $100 million
Comparable sales growth	Mid- to high-single digit range	Low- to mid-single digit range
Tax rate	Approx. 26%	Approx. 27%
Shares outstanding	82 million	82 million

	Adjusted EPS Guidance (exc. business exits)
	Fiscal 2018				Q4 of Fiscal 2018
Prior guidance (exc. Camuto Group)	$1.60	to	$1.75
Current guidance (exc. Camuto Group)	$1.80	to	$1.90		$0.01	to	$0.11
Impact from Camuto Group	$(0.10)	to	$(0.05)		$(0.10)	to	$(0.05)
Current guidance(1)	$1.70	to	$1.85		$(0.09)	to	$0.06
Impact from business exits	$(0.07)	to	$(0.07)	+

(1)
Revised guidance for fiscal 2018 is based on Adjusted earnings of $1.72 per diluted share for the nine months ended November 3, 2018, plus losses of $0.07 per share from business exits incurred to-date.

Webcast and Conference Call
The Company is hosting a conference call today at 8:30 am Eastern Time. The conference will be broadcast live over the internet and can be accessed at http://dswinc.investorroom.com. For those unable to listen to the live broadcast, an archived version will be available at the same location until January 4, 2019. The teleconference will be available on replay and can be accessed by dialing 1-877-344-7529 and entering passcode 10126509.

About DSW Inc.
DSW Inc. is one of North America’s largest designers, producers and retailers of footwear and accessories. The company operates a portfolio of retail concepts in nearly 1,000 locations under the DSW Designer Shoe Warehouse®, Shoe Company®, Shoe Warehouse® and Town Shoes® brands and operates leased locations in the U.S. through its Affiliated Business Group. DSW Inc. designs and produces footwear and accessories through Camuto Group, a leading manufacturer selling in more than 5,400 doors worldwide. The Camuto Group owns licensing rights for the Jessica Simpson® footwear business, and footwear and handbag licenses for Lucky Brand® and Max Studio®. In partnership with a joint venture with Authentic Brands Group, DSW Inc. also owns a stake in Vince Camuto®, Louise et Cie®, Sole Society®, CC Corso Como®, Enzo Angiolini® and others. More information can be found at www.dswinc.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements in this release that are not historical facts, including the statements made in our "Fiscal 2018 Annual Outlook," are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: our success in growing our store base and digital demand; risks related to our acquisitions of Camuto Group and Town Shoes Limited ("TSL"), including the possibility that the anticipated benefits of the acquisitions are not realized when expected or at all; our ability to protect our reputation and to maintain the brands we license; maintaining strong relationships with our vendors, manufacturers and wholesale customers; our ability to anticipate and respond to fashion trends, consumer preferences and changing customer expectations; risks related to the loss or disruption of our distribution and/or fulfillment operations; continuation of agreements with and our reliance on the financial condition of Stein Mart; our ability to execute our strategies; risks related to international franchisees failing to perform under their obligations and/or not operating the franchised stores according to our standards; fluctuation of our comparable sales and quarterly financial performance; risks related to the loss or disruption of our information systems and data; our ability to prevent or mitigate breaches of our information security and the compromise of sensitive and confidential data; failure to retain our key executives or attract qualified new personnel; our reliance on our loyalty program and marketing to drive traffic, sales and customer loyalty; risks related to leases of our properties; our competitiveness with respect to style, price, brand availability and customer service; our reliance on foreign sources for merchandise and risks inherent to international trade, including escalating trade tensions between the U.S. and other countries; uncertainty related to future legislation, regulatory reform, policy changes, or interpretive guidance on existing legislation, including the impact of the Tax Cuts and Jobs Act; uncertain general economic conditions; risks related to holdings of cash and investments and access to liquidity; and fluctuations in foreign currency exchange rates. Additional factors that could cause our actual results to differ materially from our expectations are described in the Company's latest annual or quarterly report, as filed with the Securities and Exchange Commission.
All forward-looking statements speak only as of the time when made. The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.

DSW INC.
SEGMENT RESULTS
(unaudited)
Net sales by segment and total revenue

	Three months ended			Nine months ended
(dollars in thousands)	November 3, 2018	October 28, 2017	% change	November 3, 2018	October 28, 2017	% change
Net sales:
U.S. Retail segment(1)	$721,746	$655,930	10.0%	$2,083,287	$1,910,125	9.1%
Canada Retail segment	80,072	—	—%	152,604	—	—%
Other	29,851	53,721	(44.4)%	99,950	172,066	(41.9)%
Total net sales	831,669	709,651	17.2%	2,335,841	2,082,191	12.2%
Franchise and other revenue	1,334	1,341	(0.5)%	4,532	3,851	17.7%
Total revenue	$833,003	$710,992	17.2%	$2,340,373	$2,086,042	12.2%

Comparable sales change

	Three months ended		Nine months ended
	November 3, 2018	October 28, 2017	November 3, 2018	October 28, 2017
U.S. Retail segment(1)	7.3%	(0.4)%	6.2%	(1.0)%
Other - ABG	6.5%	0.5%	7.6%	(0.5)%
Total Company	7.3%	(0.4)%	6.3%	(1.0)%

Stores data

	November 3, 2018	October 28, 2017
Number of stores in the U.S.:
DSW	519	514
ABG	287	351
	806	865
Number of stores in Canada:
The Shoe Company / Shoe Warehouse	111	—
DSW Designer Shoe Warehouse	27	—
Town Shoes	34	—
	172	—
Total number of stores	978	865

Square footage data

	November 3, 2018	October 28, 2017
U.S. Retail segment(1)	10,582	10,534
Canada Retail segment(2)	1,148	—
Total square footage	11,730	10,534

Reported gross profit by segment(3)

	Three months ended		Nine months ended
	November 3, 2018	October 28, 2017	November 3, 2018	October 28, 2017
U.S. Retail segment(1):
Merchandise margin	45.6%	44.1%	44.7%	44.0%
Store occupancy expenses	(10.2)	(10.8)	(10.5)	(11.1)
Distribution and fulfillment expenses	(2.2)	(2.2)	(2.2)	(2.2)
Gross profit	33.2	31.1	32.0	30.7
Canada Retail segment:
Merchandise margin	46.3	—	43.9	—
Store occupancy expenses	(13.4)	—	(14.1)	—
Distribution expenses	(1.2)	—	(1.2)	—
Gross profit	31.7	—	28.6	—
Other - gross profit	20.3	8.3	19.6	11.3
Total Company gross profit	32.6%	29.4%	31.3%	29.1%

(1)	U.S. Retail segment was previously presented as the DSW segment.

(2)	The Town Shoes banner has been excluded from the reported Canada Retail segment square footage data due to the decision to exit the banner by the end of fiscal 2018.

(3)	Numbers are displayed as a percentage of net sales.

DSW INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	November 3, 2018	February 3, 2018	October 28, 2017
Assets
Cash and cash equivalents	$222,419	$175,932	$149,485
Investments	71,848	124,605	180,066
Accounts receivable	14,902	19,236	20,417
Inventories	624,167	501,903	546,553
Prepaid expenses and other current assets	49,924	49,197	34,220
Total current assets	983,260	870,873	930,741
Property and equipment, net	383,110	355,199	358,154
Goodwill	25,899	25,899	25,899
Deferred income taxes	42,966	27,711	35,316
Equity investment in TSL	—	6,096	7,180
Notes receivable from TSL	—	115,895	60,249
Intangible assets	20,000	135	3,135
Other assets	19,394	19,709	19,711
Total assets	$1,474,629	$1,421,517	$1,440,385
Liabilities and shareholders' equity
Accounts payable	$198,499	$179,308	$194,313
Accrued expenses	182,964	148,226	146,155
Total current liabilities	381,463	327,534	340,468
Non-current liabilities	150,730	138,732	146,714
Total shareholders' equity	942,436	955,251	953,203
Total liabilities and shareholders' equity	$1,474,629	$1,421,517	$1,440,385

DSW INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three months ended		Nine months ended
	November 3, 2018	October 28, 2017	November 3, 2018	October 28, 2017
Revenue:
Net sales	$831,669	$709,651	$2,335,841	$2,082,191
Franchise and other revenue	1,334	1,341	4,532	3,851
Total revenue	833,003	710,992	2,340,373	2,086,042
Cost of sales	(560,586)	(500,924)	(1,605,038)	(1,477,082)
Franchise costs	(98)	—	(671)	—
Operating expenses	(226,393)	(155,175)	(589,559)	(464,297)
Impairment adjustments (charges)	7,163	(82,701)	(29,077)	(82,701)
Change in fair value of contingent consideration liability	—	31,178	—	28,926
Operating profit	53,089	3,370	116,028	90,888
Interest income, net	870	602	2,339	1,824
Non-operating expenses, net	(108)	(121)	(49,594)	(2,304)
Income before income taxes and income (loss) from equity investment in TSL	53,851	3,851	68,773	90,408
Income tax provision	(14,532)	(1,476)	(42,203)	(35,451)
Income (loss) from equity investment in TSL	—	1,630	(1,310)	543
Net income	$39,319	$4,005	$25,260	$55,500
Diluted earnings per share	$0.48	$0.05	$0.31	$0.69
Weighted average diluted shares	82,287	80,647	81,686	80,699

DSW INC.
NON-GAAP RECONCILIATION
(unaudited and in thousands, except per share amounts)

	Three months ended		Nine months ended
	November 3, 2018	October 28, 2017	November 3, 2018	October 28, 2017
Reported net income	$39,319	$4,005	$25,260	$55,500
Pre-tax adjustments:
Included in operating expenses:
Lease exit and other termination costs	16,301	—	20,704	—
Acquisition-related costs and target acquisition costs	12,982	77	18,594	77
Restructuring expenses	563	—	3,271	829
Amortization of intangible assets	115	1,019	229	3,055
Impairment charges (adjustments)	(7,163)	82,701	29,077	82,701
Change in fair value of contingent consideration liability	—	(31,178)	—	(28,926)
Included in non-operating expenses, net:
Fair value adjustments of TSL's previously held assets	—	—	33,988	—
Foreign currency transaction losses	94	48	15,390	2,209
Total pre-tax adjustments	22,892	52,667	121,253	59,945
Tax effect of adjustments	(4,302)	(20,768)	(8,475)	(23,310)
Tax expense impact as a result of Ebuys exit	—	—	2,265	—
Total adjustments, after tax	18,590	31,899	115,043	36,635
Adjusted net income	$57,909	$35,904	$140,303	$92,135
Reported diluted earnings per share	$0.48	$0.05	$0.31	$0.69
Adjusted diluted earnings per share	$0.70	$0.45	$1.72	$1.14

Non-GAAP Measures
In addition to earnings per share and net income determined in accordance with accounting principles generally accepted in the United States ("GAAP"), for purposes of evaluating operating performance, the Company uses adjusted earnings per share and net income, which adjust for the effects of the lease exit and other termination costs; costs and charges associated with acquisition-related activity, including target acquisition efforts; restructuring expenses; amortization expense of intangible assets; the change in fair value of contingent consideration liability related to Ebuys; and foreign currency losses, including the reclassification from accumulated other comprehensive loss as a result of the TSL acquisition. The unaudited reconciliation of adjusted results should not be construed as an alternative to the reported results determined in accordance with GAAP. These financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures presented by other companies. The Company believes that this non-GAAP information is useful as an additional means for investors to evaluate the Company’s operating performance, when reviewed in conjunction with the Company’s GAAP statements. These amounts are not determined in accordance with GAAP and therefore should not be used exclusively in evaluating the Company’s business and operations.

SOURCE DSW Inc.

For further information:
Christina Cheng, investorrelations@dswinc.com
Margaret Standing, mediarelations@dswinc.com